UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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BIG DOG HOLDINGS, INC.

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BIG DOG HOLDINGS, INC.
121 Gray Avenue
Santa Barbara, California 93101

June 6, 2007

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders that will be held on July 10, 2007 at 11:00 am local time, in Westlake Village, California.

The following notice of meeting identifies each business item for your action. These items are (i) the election of two directors, (ii) the approval of a net share settlement feature, as more fully described in the accompanying proxy statement, in connection with the potential conversion of the Company’s 8.375% Convertible Notes due 2012 and (iii) the ratification of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants and auditors for the 2007 fiscal year. The Board of Directors recommends that you vote FOR each of these items. We have also included a proxy statement that contains more information about these items and the meeting.

Whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If you do attend the meeting and wish to vote your shares personally, you may revoke your proxy.

Thank you for your continued interest in Big Dog Holdings, Inc.

Sincerely,

Andrew D. Feshbach
Chief Executive Officer and Director

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BIG DOG HOLDINGS, INC.
121 Gray Avenue
Santa Barbara, California 93101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 10, 2007

TO THE STOCKHOLDERS OF
BIG DOG HOLDINGS, INC.

The 2007 Annual Meeting of Stockholders of BIG DOG HOLDINGS, INC. (the “Company”) will be held at the office of The Walking Company, located at 2475 Townsgate Road, Suite 200, Westlake Village, California 91361 on Tuesday, July 10, 2007 at 11:00 am, local time, for the following purposes:

1.	To elect two directors to serve until the Company’s 2010 Annual Meeting;

2.
To approve a net share settlement feature, as more fully described in this proxy statement, in connection with the potential conversion of the 8.375% Convertible Notes due 2012 (the “Notes”) of the Company (A) that are held by a director, officer, consultant or employee of the Company, as required by Nasdaq Marketplace Rule 4350(i)(1)(A), or (B) in a principal amount that would result in the issuance of an aggregate amount of shares of common stock of the Company equal to 20% or more of the common stock of the Company, or 20% or more of the voting power of the Company, outstanding on the date immediately prior to the issuance of the Notes, as required by Nasdaq Marketplace Rule 4350(i)(1)(D);

3.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants and auditors for the 2007 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on May 28, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Anthony J. Wall
Secretary

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BIG DOG HOLDINGS, INC.
121 Gray Avenue
Santa Barbara, California 93101

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JULY 10, 2007]

This Proxy Statement is furnished to stockholders by the Board of Directors of Big Dog Holdings, Inc. (the “Company”) in connection with the solicitation of proxies for use at the 2007 Annual Meeting of Stockholders of the Company to be held at the offices of The Walking Company, located at 2475 Townsgate Road, Suite 200, Westlake Village, California 91361 on Tuesday, July 10, 2007 at 11:00 am, local time, and at any adjournments or postponements of the meeting. The Company’s principal executive offices are located at 121 Gray Avenue, Santa Barbara, California 93101, and its telephone number is (805) 963-8727. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) are being first mailed to stockholders on or about June 9, 2007.

General Information, Voting Rights and Voting Procedures

May 28, 2007 is the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the meeting.  9,432,043 shares of Common Stock of the Company (“Common Stock”) were outstanding on the Record Date, and are entitled to vote at the meeting. The Common Stock is the only outstanding voting stock of the Company, with each share entitled to one vote.

Each accompanying proxy card that is properly signed and returned to the Company, and not revoked, will be voted in accordance with the instructions contained therein. The proxy may be revoked at any time before it is exercised by attending the Annual Meeting and voting in person or by delivering to the Secretary of the Company, either in person or by mail, a later-dated proxy or a written notice of revocation. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will (i) vote FOR the election of Skip R. Coomber, III and Steven C. Good to the Board of Directors of the Company, (ii) vote FOR the approval of the net share settlement feature in connection with the potential conversion of the 8.375% Convertible Notes due 2012 (the “Notes”); (iii) vote FOR the approval of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants and auditors for the 2007 fiscal year, and (iv) will use their discretion with regard to other matters (of which the Company is not now aware) that may be properly presented at the meeting or any adjournments or postponements of the meeting and all matters incident to the conduct of the meeting.

The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Assuming the presence of a quorum, (i) the directors nominated will be elected by a plurality of the votes cast by the stockholders entitled to vote at the meeting; (ii) the approval of the net share settlement feature in connection with the potential conversion of the Notes will require a majority of the votes cast by the stockholders represented and entitled to vote on the proposal and (iii) the approval of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent accountants and auditors will require a majority of the votes cast by the stockholders represented and entitled to vote on the proposal. Stockholders will not have the right to vote cumulatively on the election of directors nor will stockholders have any dissenters’ rights of appraisal with respect to the proposals described in this proxy statement.

Abstentions will be treated as shares that are present in determining those entitled to vote on a matter and the presence of a quorum. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes, but will not be counted as represented at the meeting in determining the number of shares necessary for approval of that matter. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, the approval of the net share settlement feature and appointment of Singer Lewak Greenbaum & Goldstein LLP.

Security Ownership of Principal Stockholders and Management

The following table shows certain information, as of May 15, 2007, with respect to the shares of the Company’s Common Stock beneficially owned by (i) persons or entities known by the Company to own 5% or more of the Company’s Common Stock, (ii) the Company’s directors and Named Executive Officers (defined below) and (iii) all directors and Named Executive Officers as a group.

Name and Address	Number of Shares Owned[1]	Options[2]	Total	Percent of Class[3]
Fred Kayne c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, CA 90067	5,348,332[4]	30,000	5,378,332	56.9%

Andrew D. Feshbach c/o Big Dog Holdings, Inc. 121 Gray Avenue Santa Barbara, CA 93101	660,931[5]	295,000	955,931	9.8%

Anthony J. Wall	65,216	154,278	219,494	2.3%
Douglas N. Nilsen	58,221	97,611	155,832	1.6%
Roberta J. Morris	41,904	86,500	128,404	1.4%
Lee M. Cox	7,184	114,000	121,184	1.3%
Michael Grenley	0	74,000	74,000	--
David C. Walsh	21,400	50,000	71,400	--
Steven C. Good	3,480	35,000	38,480	--
Skip R. Coomber, III	1,200	35,000	36,200	--

All directors and Named Executive Officers as a Group (10 persons)	6,207,868	971,389	7,179,257	69.1%

1	Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown.

2
Represents shares subject to options or redeemable bonds held by directors and Named Executive Officers that are exercisable or convertiable as of May 15, 2007 or become exercisable or convertible within 60 days thereof.

3
Based on 9,423,543 shares outstanding. Percentage information is omitted for individuals who own less than one percent of the outstanding shares of Common Stock and the shares deemed outstanding due to exercisable options.

4	All such shares are owned by the Fred and Lenore Kayne Family Trust, of which Mr. Kayne and his wife are co-trustees.

5	All such shares are owned by the Feshbach Family Trust, of which Mr. Feshbach and his wife are co-trustees.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

The Board of Directors of the Company is comprised of five members divided into three classes, with directors divided among the classes as nearly as equally as possible. Stockholders elect one class of directors each year and the members of each class serve for staggered three-year terms. The terms of Skip R. Coomber, III and Steven C. Good, the Class I Directors, expire in 2007. Messrs. Coomber and Good each have been nominated to stand for re-election at the Annual Meeting and to hold office until the Company’s Annual Meeting in 2010 or until their successors are duly elected and qualified. The terms of other directors expire at the Annual Meeting in 2008 and 2009.

The Board of Directors recommends a vote “FOR” the election of each of the nominees.

Unless authority to do so is withheld, the persons named in the enclosed proxy card(s) (or their substitutes) will vote the shares represented thereby FOR the election of Messrs. Coomber and Good. If either nominee becomes unavailable or is unable to serve as a director, the persons named as proxies (or their substitutes) will have full discretion and authority to vote or refrain from voting for any other nominee.

The following table contains information regarding the nominees and the other incumbent directors. Certain biographical information regarding the nominees and incumbent directors is provided below the table.

Nominees for Election —Term Expiring 2007 (Class I)

Name	Age	Year First Elected
Skip R. Coomber, III	46	2000
Steven C. Good	64	1997

Incumbent Director—Term Expiring 2008 (Class II)

Name	Age	Year First Elected
David J. Walsh	47	1997

Incumbent Directors—Term Expiring 2009 (Class III)

Name	Age	Year First Elected
Fred Kayne	68	1992
Andrew D. Feshbach	47	1992

Mr. Kayne co-founded the Company in 1992 and has served as its Chairman since that time. Mr. Kayne co-founded Fortune Fashions Industries, LLC in 1991, Fortune Swimwear LLC in 2002, and Paige Premium Denim in 2004, all of which are in the apparel business. Mr. Kayne has served as an officer and/or manager of each of those companies since their founding. Prior thereto, Mr. Kayne was a partner of Bear, Stearns & Company until it went public in 1985, after which he was Managing Director and a member of its Board of Directors until he retired in 1986. Mr. Kayne graduated from Massachusetts Institute of Technology with a B.S. degree in Engineering.

Mr. Feshbach co-founded the Company in 1992 and has served as Chief Executive Officer and as a director since that time. Previously, Mr. Feshbach was a partner in Maiden Lane, a merchant bank, and a Vice President in the Mergers and Acquisitions Group of Bear Stearns & Co. Mr. Feshbach holds an M.B.A. degree from Harvard Business School and a B.A. degree in Economics (Phi Beta Kappa) from the University of California, Berkeley.

Mr. Coomber is an investment consultant in San Diego, California. Mr. Coomber has also been a member of the California State Bar since 1990.

Mr. Good is a founding partner of Good Swartz Brown & Berns LLP, an accounting, auditing and business advisory firm. He was previously partner at Laventhol & Horwath a national accounting firm. He is a founder and past Chairman of CU Bancorp and is a director of: OSI Systems, Inc., a provider of security and medical monitoring systems; California Pizza Kitchen, Inc., which owns, operates, licenses and franchises a chain of casual dining restaurants; Kayne Anderson MLP Investment Company, which invests in oil-related infrastructures; Kayne Anderson Energy Total Return Fund, Inc., a management investment company; and Youbet.com, a provider of technology and pari-mutual horse racing content for consumers.

Mr. Walsh is the owner of KMJ Investments, a private consulting and merchant banking firm formed in 2002. Mr. Walsh has an M.B.A. degree from Harvard University.

Corporate Governance

Code of Ethics. The Board of Directors has adopted a Code of Ethics that applies to the Company’s executive officers. The Code of Ethics is designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between person and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the code to an appropriate person, and (v) accountability for adherence to the code. Copies of the Code of Ethics are available by writing to Big Dog Holdings, Inc., Attention General Counsel, 121 Gray Ave., Santa Barbara, CA 93101. Should any changes to or waivers of this Code of Ethics be made, such changes to or waivers will be timely disclosed on the Company’s website, unless the same is disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission.

Director Independence. The Board of Directors annually determines the independence of each of our directors and nominees in accordance with the independence standards set forth in the NASDAQ Marketplace Rules. These rules provide that “independent” directors are those who are independent of management and free from any relationship that, in the judgment of the Board of Directors, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Members of the Audit Committee must be independent and must also satisfy a separate independence requirement pursuant to the Securities Exchange Act of 1934, as amended, which requires that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation.

Based on its review, the Board of Directors determined that Messrs. Walsh, Good and Coomber are independent directors. In making its determination regarding the independence of the non-employee directors, the Board considered, among other things, the stock holdings of the non-employee directors and to what extent such holdings may affect their ability to exercise independent judgment.

Controlled Company. The Board of Directors has determined that Company is a “controlled company” as defined in rule 4350(c)(5) of the Nasdaq Marketplace Rules based on Fred Kayne’s beneficial ownership of approximately 57% of the Company’s outstanding common stock. Accordingly, the Company is exempt from certain requirements of the Nasdaq listing standards, including the requirement to maintain a majority of independent directors on the Company’s Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors.

Director Nominations. Because the Company is a “controlled company,” the Board of Directors does not have a separate nominating committee make recommendations with respect to director nominees. Rather, the entire Board of Directors acts to nominate directors for election at each annual meeting of stockholders. In considering candidates for election at annual meetings of stockholders, the Board first identifies those incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Board of Directors believes that the continuing service of qualified incumbent directors promotes stability and continuity, contributing to the Board’s ability to work together as a collective body and giving the Company the benefit of experience and insight that its directors have accumulated during their tenure. Accordingly, the Board’s process for identifying and evaluating nominees reflects its general practice of re-nominating incumbent directors who continue to make important contributions to the Board and the Company.

To the extent that vacancies in the Board are anticipated or otherwise arise, the Board prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Board may also retain a professional search firm to assist it in developing a list of qualified candidates, although the Board has not utilized the services of such firms to date. The Board would also consider any stockholder recommendations for director nominees that are properly received in accordance with our bylaws, as discussed below, and applicable rules and regulations of the Securities and Exchange Commission.

Stockholder Nominations. As indicated above, any stockholder may nominate a person for election as a director of the Company by complying with the procedures set forth in our bylaws. For a stockholder to nominate a person for election as a director, such stockholder must give timely notice to our Corporate Secretary prior to the meeting at which directors are to be elected. Details regarding the timing and manner of the required notice are provided below under the caption “Proposals of Stockholders.”

Such stockholder’s notice must include certain information about the nominee, including his or her name, age, business address and residence address, principal occupation or employment, the number of shares of our capital stock which are beneficially owned by the person and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed nominee. In addition, the notice must contain certain information about the stockholder proposing to nominate that person. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

Related Party Transaction Review and Approval. The Board of Directors has adopted policies and procedures for the review and approval of transactions between the Company and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board of Directors has delegated to the Audit Committee the authority to review and approve the material terms of any proposed related party transactions. To the extent that a proposed related party transaction may involve a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter may also be considered by the other disinterested directors.

In determining whether to approve or ratify a related party transaction, the Audit Committee may consider, among other factors it deems appropriate, the potential benefits to the Company, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to the Company, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related party in connection with its approval of any transaction. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Compensation Committee. If a related-party transaction will be ongoing, the Audit Committee may establish guidelines to be followed in the Company’s ongoing dealings with the related party. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to see that they are in compliance with the Committee’s guidelines and that the related party transaction remains appropriate.

Communications with the Board. Stockholders may contact directors by writing to them either individually, the independent directors as a group, or the Board of Directors generally at the following address:

Big Dog Holdings, Inc.
Attention: Corporate Secretary
121 Gray Avenue
Santa Barbara, CA 93101

Communications sent to an individual director will be forwarded directly to the individual director, while communications sent to the Board of Directors will be forwarded to the Chairman of the Board of Directors. Any communications sent to the independent directors as a group will be forwarded to the Chairman of the Audit Committee on behalf of all independent directors.

Board of Directors Meetings and Committees

The Board maintains an Audit, Compensation, Employee Stock Option, and Special Compensation Committee, the responsibilities of which are summarized below. The Board does not maintain a Nominating Committee and all nominees for the board are designated by full Board action. During 2006, there were four meetings of the Board of Directors. Each Board member attended 75% or more of the meetings of the Board and the committees on which he served that were held in 2006. In addition, all directors attended the 2006 Annual Meeting of Stockholders. It is the Company’s policy that all directors are encouraged to attend our annual meetings.

Audit Committee. A copy of the Audit Committee Charter is available from the Company free of charge to any stockholder who requests it. The Charter for the Audit Committee requires that the Committee be comprised of at least three members, all of whom are independent, as defined in the Nasdaq Marketplace Rules. Steven Good, David Walsh and Skip Coomber are the current members of the Audit Committee, all of whom have been determined by the Board to be independent. The Board has also determined that Mr. Good, the Chairman of the Committee, is an “audit committee financial expert,” as that term is defined by the SEC. The Audit Commit-tee is responsible for monitoring and reviewing accounting methods adopted by the Company, internal accounting procedures and controls and audit plans. The Audit Committee recommends to the Board of Directors the engagement of the Company’s independent auditors and monitors the scope and results of the Company’s audits, the internal accounting controls of the Company, and the audit practices and professional services furnished by the Company’s indepen-dent auditors. The Audit Committee held five meetings during 2006.

Compensation Committee. Fred Kayne and David Walsh, neither of whom is an officer or employee of the Company, are the current members of the Compen-sa-tion Commit-tee. The Compensation Committee is responsible for reviewing and approving all compensation arrangements for the officers of the Company and has principal responsibility for administering the Amended and Restated 1997 Performance Award Plan (the “1997 Plan”). The responsibilities of the Compensation Committee are set forth in its charter and include determining the compensation of the Chief Executive Officer and reviewing and approving the compensation of the Company’s other executive officers, approving and making recommendations to the Board regarding non-employee director compensation and preparing an annual report on executive compensation for inclusion in the Company’s proxy statement or annual report on Form 10-K, in accordance with the rules and regulations of the Securities and Exchange Commission. In the exercise of its responsibilities, the Compensation Committee may delegate such of its authorities and responsibilities as the Committee deems proper to members of the Committee or to a subcommittee. The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation are discussed in further detail under “Compensation Discussion and Analysis” below. The Compensation Committee held two meetings in 2006.

Employee Stock Option Committee. The Employee Stock Option Committee is comprised of Fred Kayne and Andrew Feshbach and is responsible for authorizing grants of stock options and other awards under the 1997 Plan to employees of the Company who have positions below that of vice president, within guidelines established by the Compensation Committee. The Employee Stock Option Committee held no meetings during 2006.

Special Compensation Committee. Robert Schnell and David Walsh are the current members of the Special Compensation Committee, which has the responsibility of evaluating, authorizing and administering stock option grants and other awards under the 1997 Plan to directors and executive officers, including officers whose compensation may be subject to Section 162(m) limits under the Internal Revenue Code. The Special Compensation Committee held no meetings during 2006.

Compensation of Directors

Non-employee directors are eligible to receive the following compensation for their services. The following compensation levels were established in June 2006 and will be pro rated for fiscal 2006.

Description	Amount
Director Retainer Fees:
Non-employee director retainer fee (excluding Chairman)	$35,000 / year
Chairman retainer fee	$15,833 / month

Committee Retainer Fees:
Audit Committee Chairman	$15,000 / year
Other Audit Committee Members	$10,000 / year
Compensation Committee Members	$2,500 / year

Meeting Fees:
Non-employee director meeting attendance fee	$1,000 / meeting

Non-employee directors’ expenses incurred in connection with attendance at Board or committee meetings are also reimbursed by the Company.

Starting in 2006, the Board decided to stop granting stock options to non-employee directors. This decision followed the decision to suspend option grants for officers and employees of the Company. As discussed below in the Compensation Discussion & Analysis, no option grants were made in 2006 due to the adverse impact of recent changes in accounting treatment of option grants.

Director Compensation Table

The following table sets forth certain information with respect to the compensation paid to the Company’s directors in 2006.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Fred Kayne (1)	$167,500	$167,500
Andrew D. Feshbach (2)	_	_
Skip R. Coomber, III (3)(4)	$34,916	$34,916
Steven C. Good (3)(5)	$37,833	$37,833
David J. Walsh (3)(4)(6)	$58,094	$58,094
 _____________________
(1)	Pursuant to changes as drafted by the Board effective June 6, 2006, Fred Kayne, the Company’s Chairman is paid $190,000 per year for acting as Chairman of the Board.
(2)	Andrew D. Feshbach, our President and Chief Executive Officer, was not paid any additional compensation for his services as a director.
(3)
Pursuant to changes as drafted by the Board effective June 6, 2006, each non-employee director, other than Fred Kayne receives an annual fee of $35,000 and $1,000 for each meeting of the Board attended.

(4)	Skip R. Coomber, III and David J. Walsh each receive $10,000 per year for being a member of the Audit Committee.
(5)	Steven C. Good receives $15,000 per year for his role as Chairman of the Audit Committee.
(6)	David Walsh receives $2,500 per year for serving on the Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview. The following Compensation Discussion and Analysis describes the material elements of compensation for our executives identified below in the Summary Compensation Table (“Named Executive Officers”). The compensation committee of the Board (the “Committee”) discharges the Board’s responsibilities regarding compensation of our executives, including the Named Executive Officers. The Company’s CEO makes recommendations to the Committee regarding the corporate goals and objectives relevant to executive compensation, executives’ performance in light of such goals and objectives, and recommends the executives’ compensation levels to the Committee based on such evaluations. The Committee evaluates such recommendations and determines compensation matters.

Compensation Philosophy and Objectives. We believe that an effective executive compensation program is one that is designed to reward the achievement of specific annual and long-term strategic business goals established by the Company, which align our executives’ interests with those of our stockholders, with the ultimate objective of increasing stockholder value. Our executive compensation program is designed to motivate and reward executives for achieving the business goals set by the Company, attract and retain highly qualified individuals with the skills and experience necessary for us to achieve these business goals, and to reward over time those individuals that consistently perform or exceed the performance levels expected of them. Our program is also designed to reinforce a sense of ownership and overall entrepreneurial spirit, to encourage individual excellence, effective collaboration, teamwork and the willingness to take prudent risk, and to link rewards to measurable corporate and individual performance goals.

In furtherance of the foregoing objectives, executive compensation is based on two primary components — base salary and cash-based incentive compensation. In addition, our executives receive benefits that are generally available to all of our employees plus enhanced health and life insurance benefits. In allocating overall compensation between these two principal elements, the compensation of those executives who have the greatest ability to influence the Company’s performance and who are more accountable for the strategic and tactical decisions of the Company may be more performance-based, while those having less influence on the direction, performance and strategic and tactical decisions of the Company may receive a greater portion of their compensation in base salary. As such, the mix of base salary and incentive compensation varies depending upon the individual’s level within the Company, with base salaries ranging from $254,000 to $434,000 and annual performance-based cash bonus awards ranging from $50,000 to $160,000. No specific formula or targeted ratio is used in fixing these amounts.

Additionally, the Compensation Committee may make use of equity awards from time to time in an effort to align the compensation returns for our executive officers with increases in value for our stockholders. However, recent changes in the accounting treatment for equity awards has made these grants less attractive as a compensation tool and the Compensation Committee has no current plans to grant equity awards.

The principal elements of compensation are described below in greater detail.

Base Salary. Executive base salaries are based on job responsibilities, accountability, and the experience of the individual. Our compensation-setting process consists of annually reviewing base salaries for adjustment where performance or market conditions suggest that a change would be appropriate. During its review of base salaries for executives, the Committee primarily considers:

• individual performance of the executive for the prior year as well as the Company’s overall performance; and

• internal review of the executive’s compensation relative to other executives to ensure internal equity.

Additionally, the Committee may review executive officer compensation levels at other similar companies to ensure competitive compensation. No such market data were used in 2006. Salary levels are typically considered annually as part of our performance review process as well as upon promotion or other change in job responsibilities. Merit increases are awarded based on an executive’s performance of his or her job responsibilities and the achievement of objectives in the prior year.

In fiscal 2006, the Committee approved salary increases ranging from 4% to 20%, with an average increase of 13% among the Named Executive Officers. In approving these increases, the Committee considered the individual and Company performance in the prior year and specifically noted the factors described in the following paragraphs relating to the approval of performance-based cash awards for 2006. The salary increases also took into account the fact that none of the Named Executive Officers received equity compensation awards in 2006.

Annual Performance-Based Cash Bonus Awards. Annual performance-based cash bonuses are based upon both corporate and individual performance. The target bonus amounts vary depending on each executive’s accountability and potential impact on the Company’s performance. Accordingly, the more control and accountability that an executive has the potential to exercise over the Company’s performance, the greater the percentage of that executive’s total compensation is dependent on annual performance-based cash bonus awards. Fiscal 2006 bonus levels range from approximately 16% to 37% of base salary for the Named Executive Officers.

Upon completion of the 2006 fiscal year, the Committee assessed the Company’s performance against the achievement of corporate performance goals. The Committee then assessed the CEO’s individual accomplishments, as well as the individual accomplishments for each executive as recommended by the CEO and determined the individual performance level for each executive. The specific factors considered by the Compensation Committee in determining to pay the above-referenced bonuses included year-over-year growth in consolidated net sales in 2006, the stabilization and integration of operations of 35 Steve’s Shoes stores acquired out of bankruptcy, and the continued growth in The Walking Company franchise, with 25 new stores opening that year.

Equity Incentive Compensation. Equity compensation may sometimes be used to promote performance and achievement of corporate goals by employees on a long-term basis, encourage the growth of stockholder value and allow employees to participate in the long-term success of the Company. Equity awards, if granted, are based on the estimated fair value of the awards on the grant date and vary depending on individual and company performance, as well as the awardee’s role within the organization and expected contributions over the vesting period.

However, following the implementation of FAS 123(R), which requires that we record an accounting charge for the fair value of equity awards, the Compensation Committee has declined to issue equity awards and no equity awards were granted in fiscal 2006. The Compensation Committee continues to evaluate the further grant of options and alternative incentive compensation programs and may grant equity awards in future periods.

Benefits. The Named Executive Officers are eligible to participate in all of the Company’s health, welfare, paid time-off, retirement savings and employee stock purchase benefit programs on the same terms as are available to other employees. These benefit programs are designed to enable the Company to attract and retain its workforce in a competitive marketplace. Health, welfare and paid time-off benefits ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. In addition, the Named Executive Officers are also provided a supplemental health insurance program where the company pays the premiums, administrative fees and claims.

The Company’s retirement savings plan (“401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which all employees, including the Named Executive Officers, are able to contribute certain amounts of their annual compensation, subject to limits prescribed by the Internal Revenue Service. In fiscal 2006, the Company contributed $1,000 to the 401(k) accounts of four of the Named Executive Officers.

As discussed in Certain Relationships and Related-Party Transactions below, the Company occasionally charters airplane service for business trips. From time to time, executives may be permitted to have family members accompany them on such chartered business flights to the extent there are free seats available on the plane. There is no formal plan for allowing such activity and permission is granted on a case-by-case basis by the Chairman and CEO. Permission was granted on three occasions to one Named Executive Officer in 2006.

Employment Agreements and Change in Control Arrangements. The Company currently does not have any employment contracts with any of the Named Executive Officers. Unless the Compensation Committee provides otherwise, upon a change in control (as defined in our 1997 Performance Award Plan) each option and stock appreciation right issued under the 1997 Plan will be come immediately exercisable, any restricted stock issued under the 1997 Plan will immediately vest free of restrictions, and the number of shares, cash or other property covered by any “performance share award” issued under the 1997 Plan will be issued to the grantee of such award. The Company has, to date, issued only options under the 1997 Plan.

We believe that these “single trigger” acceleration benefits are common practice among comparable companies. Information regarding the potential value of these payments is provided below for the Named Executive Officers under the heading “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code limits the tax deductibility to the Company of compensation in excess of $1 million in any year for certain executive officers, except for qualified “performance-based compensation” under the Section 162(m) rules. No covered executive’s compensation for these purposes exceeded $1 million for 2006. The Compensation Committee considers the Section 162(m) rules as a factor with respect to compensation matters, but will not necessarily limit compensation to amounts deductible under Section 162(m).

Role of Executives in Compensation Decisions. The Committee reviews the performance and compensation of the CEO on annual basis and establishes the CEO’s compensation level. The CEO is not present for these discussions related to his compensation. For the remaining executives, the CEO makes recommendations to the Committee, which the Committee takes into account when determining executive compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE
Fred Kayne
Robert Schnell
David Walsh

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid in fiscal 2006 to the Company’s President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the four other most highly compensated executive officers other than the CEO and CFO (collectively the “Named Executive Officers”).

Name and Principal Position	Salary ($)	Bonus ($)(1)	All Other Compensation ($) (2)	Total ($)
Andrew D. Feshbach President and Chief Executive Officer	$434,617	$160,000	$32,561	$627,178

Roberta J. Morris Chief Financial Officer and Treasurer	$254,231	$50,000	$11,590	$315,821

Anthony J. Wall Executive Vice President and General Counsel	$342,307	$55,000	$11,207	$408,514

Douglas N. Nilsen Executive Vice President	$308,077	$50,000	$1,000	$359,077

Michael Grenley Senior Vice President	$268,077	$65,000	$21,836	$354,913

Lee Cox Senior Vice President- Retail	$266,346	$70,000	$1,000	$337,346

___________________
(1)	Amounts shown represent the bonus earned by the Named Executive Officer during the year indicated, whether or not paid in that year.
(2)
“All Other Compensation” includes (i) in regard to Messrs. Feshbach, Wall, Nilsen and Cox and Ms. Morris the Company’s contribution of $1,000 to each of the 401(k) accounts of; (ii) supplemental health insurance benefits provided to Messrs. Feshbach ($14,515), Wall ($10,207), and Grenley ($21,836) and Ms. Morris ($10,590), and (iii) in regard to Mr. Feshbach, such amount also includes a $17,046 benefit of his being allowed to have family members accompany him on three business trips in 2006 taken on chartered flights.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the number and value of unexercised stock options held by the Named Executive Officers as of the end of fiscal 2006.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Andrew D. Feshbach	5,000	_	$4.625	6/1/10
	250,000	_	$4.25	3/2/11
	5,000	_	$4.03	5/31/11
	5,000	_	$3.60	5/30/12
	5,000	_	$2.90	6/5/13
	10,000	15,000	$3.50	1/2/14
	5,000	_	$4.65	6/3/14
	5,000	_	$6.90	6/21/15

Roberta J. Morris	15,000	_	$6.50	4/6/08
	12,500	_	$8.00	4/6/08
	12,500	_	$10.00	4/6/08
	22,500	_	$3.50	12/7/08
	35,000		$4.25	3/2/11
	6,000	9,000	$3.50	1/4/14

Anthony J. Wall	20,000	_	$6.50	4/6/08
	15,000	_	$8.00	4/6/08
	15,000	_	$10.00	4/6/08
	27,500	_	$3.50	12/7/08
	40,000	_	$4.25	3/2/11
	6,000	9,000	$3.50	1/4/14
	50,000	_	$7.00	6/29/15

Douglas N. Nilsen	40,000	_	$6.50	4/6/08
	30,000	_	$8.00	4/6/08
	30,000	_	$10.00	4/6/08
	27,500	_	$3.50	12/7/08
	50,000	_	$4.25	3/2/11
	6,000	9,000	$3.50	1/4/14

Michael Grenley	36,000	24,000	$5.50	7/27/14

Lee M. Cox	25,000	_	$6.50	1/1/11
	12,500	_	$8.00	1/1/11
	12,500	_	$10.00	1/1/11
	35,000	_	$4.25	3/2/11
	4,000	6,000	$3.50	1/4/14
	10,000	15,000	$5.50	7/27/14

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Company currently does not have any employment contracts with any of the Named Executive Officers. Unless the Compensation Committee provides otherwise, upon a change in control (as defined in the 1997 Plan) each option and stock appreciation right issued under the 1997 Plan will be come immediately exercisable, any restricted stock issued under the 1997 Plan will immediately vest free of restrictions, and the number of shares, cash or other property covered by any “performance share award” issued under the 1997 Plan will be issued to the grantee of such award. The Company has, to date, issued only options under the 1997 Plan.

Assuming that a change in control occurred as of the end of fiscal 2006, and based on the Company’s closing stock price on the last day of trading that year ($16.40), the Named Executive Officers would have received a change in control benefit in the form of accelerated vesting of stock options with the following values.

Name	Value of Accelerated Vesting (1)

Andrew D. Feshbach	_

Roberta J. Morris	$116,100

Anthony J. Wall	$116,100

Douglas N. Nilsen	$116,100

Michael Grenley	$261,600

Lee M. Cox	$240,900

(1)
The value of the accelerated vesting equals the difference (if positive) between the option exercise price and the last reported stock price for fiscal 2006, multiplied by the number of options that would have been accelerated upon a change in control occurring on December 31, 2006.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during 2006, an officer or employee of the Company or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company served (i) as a member of the compensation committee (or board of directors serving the compensation function) of another entity, one of whose executive officers served on the Compensation Committee or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on the Company’s Board.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Fortune Fashions Industries, a company controlled by Fred Kayne, Chairman of the board, owns an airplane that it makes available to the Company to rent for corporate travel use. The Company has no obligation to use such plane for any minimum amount, and to the extent it does use it, the Company has paid for such use on terms at least as favorable to the Company as could be obtained from an independent third party. Due to the geographically widespread nature of the Company’s retail store business, which has increased substantially with the continued expansion of The Walking Company, the Company has found the use of such plane to be beneficial to its business. The amounts paid by the Company for the use of such plane in 2006 totaled $214,552.

REPORT OF THE AUDIT COMMITTEE

  Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate this Proxy Statement or future filings with the Securities Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

The current members of the Company’s Audit Committee are Steven Good, David Walsh and Skip Coomber, none of whom is an officer or employee of the Company. The members of the Audit Committee are considered independent as defined by the listing standards imposed by the Nasdaq Marketplace Rule 4200(a)(15). The Audit Committee has reviewed the 2006 audited financial statements with management, discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) and received required written disclosures from the independent accountants. Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ending December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

Steven C. Good
David J. Walsh
Skip Coomber

PROPOSAL 2
APPROVAL OF THE NET SHARE SETTLEMENT FEATURE
IN CONNECTION WITH THE POTENTIAL CONVERSION OF THE
8.375% CONVERTIBLE NOTES DUE 2012 OF THE COMPANY

Background and Reason for Seeking Stockholder Approval

On April 3, 2007, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with certain purchasers, including some officers of the Company (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of $18.5 million in principal amount of the Company’s 8.375% Convertible Notes due 2012 (the “Notes”).

The Notes are convertible into shares of Common Stock at an initial conversion price of $18.00 per share. The initial conversion price represents a $2.05 premium to the closing price of the Common Stock on the Nasdaq Global Market on Monday, April 2, 2007, the date the Company priced the offering of the Notes.

In circumstances where Notes are being converted either in connection with a voluntary conversion or an exercise of the Company’s right to force conversion, the Company may, instead of converting the entire outstanding principal amount of a Note into common stock, elect at its option to effect a “net share settlement.” Under the net share settlement, the Company may pay the principal amount of the Note in cash and issue Common Stock only for the dollar amount of the difference between the $18.00 conversion price and the then-prevailing market price, multiplied by the number of shares into which the principal amount of the Note would otherwise convert (the “equity” in the Note). As a Nasdaq-listed company, the Company is subject to Nasdaq Marketplace Rule 4350(i)(1)(A), which requires the Company to obtain stockholder approval prior to utilizing the net share settlement feature of the Notes with respect to conversion of Notes held by a director, officer, consultant or employee of the Company. In addition, Nasdaq Marketplace Rule 4350(i) (1)(D) requires the Company to obtain stockholder approval prior to utilizing the net share settlement feature of the Notes with respect to conversion of a principal amount of Notes that would result in the issuance of an aggregate amount of shares of Common Stock, issued pursuant to the net share settlement feature, equal to 20% or more of the Common Stock, 20% or more of the voting power of the Company, outstanding on the date immediately prior to the issuance of the Notes. Based on a total of 9,362,219 shares of common stock outstanding as of April 2, 2007, the day before the Notes were issued, the Company must obtain approval for the potential issuance of more than 1,872,444 shares of common stock pursuant to the net settlement feature.

Summary of Terms and Conditions of the Notes

Below is a summary of the principal terms and conditions of the Notes . The following summary contains basic information about the Notes and is not a complete description of the issuance. Stockholders should read the Purchase Agreement and Form of Note, included as Exhibits 10.1 and 10.2, respectively, to the Company’s current report on Form 8-K, filed on April 5, 2007, for a more detailed account of the terms and conditions of the Notes. Copies of these documents are also available from the Company upon request.

Maturity; Interest. The Notes will mature on March 31, 2012, unless earlier converted. The Notes will bear interest at the rate of 8.375% per annum, payable quarterly in arrears commencing on June 30, 2007.

Ranking. All payments due under the Notes will be unsecured obligations of the Company, ranking subordinate to the existing, or to any future, debt or credit facilities of the Company.

Conversion Right. The Notes are convertible into fully-paid and non-assessable shares of the Common Stock at any time after the issuance date, at an initial conversion price of $18.00 per share, a $2.05 premium to the closing price of the Common Stock on Monday, April 2, 2007.

Mandatory Conversion. Any time after the eighteen-month anniversary of the issuance date, the Company has the right to require the holder of a Note to convert any remaining amount under a Note into Common Stock if: (i) (x) the closing sale price of the Common Stock exceeds 175% of the conversion price on the issuance date for each of any 20 consecutive trading days or (y) following the consummation of a bona fide firm commitment underwritten public offering of the Common Stock resulting in gross proceeds to the Company in excess of $30 million, the closing sale price of the Common Stock exceeds 150% of the conversion price on the issuance date for each of any 20 consecutive trading days and (ii) certain equity conditions have been met.

Redemption Right. In the event of a change of control of the Company (a change in more than 50% of the outstanding voting stock of the Company), the Company may elect to redeem the Notes by providing notice of redemption to the Note holders. In the event of such a redemption, the Notes will be redeemed by the Company in cash at a price equal to the greater of (i) the product of (x) the conversion amount being redeemed and (y) the quotient determined by dividing (A) the closing sale price of the Common Stock immediately prior to the consummation of the change of control by (B) the conversion price and (ii) the product of the conversion amount being redeemed and the change of control premium, which will be 120% until the first anniversary of the issuance date, 115% until the second anniversary, 110% until the third anniversary and 105% thereafter.

Net Share Settlement. In circumstances where Notes are being converted either in connection with a voluntary conversion or an exercise of the Company’s right to force conversion, the Company has the option to settle such conversion by a net share settlement, for some or all of the Notes, as described above.

Registration Rights. Pursuant to the Purchase Agreement, the Company agreed to file a Registration Statement on Form S-3 registering for resale a number of shares of the Common Stock sufficient to allow for full conversion of the Notes. The Registration Statement must be filed within 90 days, and must be declared effective by the SEC within 180 days, after the closing of the sale of the Notes.

Interests of Executive Officers

Certain of our executive officers participated in the Note offering and thus have an interest in the approval of the Net Share Settlement feature (no directors participated). The following table sets forth the principal amount invested by executive officers and their affiliated entities, as well as the potential number of shares issuable upon conversion of the principal amount of indebtedness.

Name	Note Principal	Conversion Shares
Michael Grenley	$900,000	50,000
Anthony J. Wall	$500,000	27,778
Roberta J. Morris	$360,000	20,000
Lee M. Cox	$360,000	20,000
Douglas N. Nilsen	$200,000	11,112

Reasons for Approval

The Board of Directors believes the net share settlement feature will significantly benefit the Company’s stockholders as it provides the Company with financial flexibility in the conversion of the Notes, allowing the Company to reduce dilution of existing stockholders by reducing the number of shares of Common Stock issuable upon conversion of the Notes.

The Company has no obligation to seek stockholder approval of the net share settlement feature, and the Company will not suffer or incur any penalties under the Notes if it does seek but does not obtain the stockholder approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NET SHARE SETTLEMENT FEATURE IN CONNECTION WITH THE POTENTIAL CONVERSION OF THE NOTES.PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Singer Lewak Greenbaum & Goldstein LLP (“Singer”) as the Company’s independent public accountants and auditors for the fiscal year ending December 31, 2006, subject to stockholder approval. Singer has served as the Company’s independent public accountants and auditors since fall 2005. A representative of Singer is expected to be present at the Annual Meeting to respond to appropriate questions, and to make such statements as he or she may desire.

The Company is seeking stockholder ratification of the independent public accountants as a matter of good corporate governance. However, the Audit Committee retains complete discretion over the appointment of the independent public accounting firm. Accordingly, even if the stockholders ratify the selection of Singer, the Audit Committee will retain the discretion to appoint another audit firm if it feels that it is in the best interests of the Company to do so. Similarly, the Audit Committee may retain Singer even if the stockholders do not approve their selection, although the Audit Committee would reconsider the matter in that event.

Services that will be provided to the Company and its subsidiaries by Singer with respect to the 2007 fiscal year include the examination of the Company’s consolidated financial statements, reviews of quarterly reports, services related to filings with the SEC and consultations on various tax matters. Below is a summary of the fees billed over the last two fiscal years.

	2006	2005

Audit Fees	$169,685	$144,395

Audit-Related Fees	60,533	71,250

Tax Fees	0	0

All Other Fees	4,396	0

“Audit Fees” consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements (including the audit of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act) and the review of the interim financial statements included in the Company’s Quarterly Reports and for services normally provided in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consist of fees billed for assurance and related services reasonably related to the performance of the annual audit or review of the Company’s unaudited quarterly financial statements.

“All Other Fees” consist of fees billed for services not otherwise described above.

The Audit Committee must pre-approve all engagements of the Company’s independent accountants unless an exception to such requirement exists under the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission.  Each year, the independent auditors’ retention to audit the Company’s financial statements, including the associated fees, is approved by the committee.  All audit fees for fiscal 2006 were pre-approved by the Audit Committee. The Audit Committee will also, if applicable, review other potential engagements of the independent auditors, including the scope of the proposed work and the proposed fees, and approve or reject such services taking into account whether the services are permissible under applicable law and the possible impact on the auditors’ independence from management.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company independent public accountants and auditors for the 2007 fiscal year.

MISCELLANEOUS

Other Matters

If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers, directors, and holders of more than 10% of a company’s registered class of securities file reports of their ownership of a company’s securities with the SEC. Based on a review of these reports, the Company believes that its reporting persons complied with all applicable filing requirements.

Cost of Soliciting Proxies

The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has not retained, and does not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company’s Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

Form 10-K and Annual Report to Stockholders

Enclosed with the Proxy Statement is the Annual Report of the Company for 2006, which includes a copy of the Company’s Annual Report on Form 10-K for 2006. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of Common Stock of the Company on the record date for the 2007 Annual Meeting desires additional copies of the Company’s Annual Report, it will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the Company and should be directed to:

Big Dog Holdings, Inc.
121 Gray Avenue
Santa Barbara, CA 93101
Attn: Stockholder Relations

Telephone requests may be directed to Stockholder Relations at (805) 963-8727, ext. 1216.

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number provided above to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact the Company’s Stockholder Relations department.

Proposals of Stockholders

The 2008 Annual Meeting of stockholders is presently expected to be held in June 2008. To be considered for inclusion in the Company’s Proxy Statement for the 2008 Annual Meeting, proposals of stockholders intended to be presented at the meeting must be received by the Corporate Secretary, Big Dog Holdings, Inc., 121 Gray Avenue, Santa Barbara, California 93101, no later than February 9, 2008.

A stockholder may wish to have a proposal presented at the 2008 Annual Meeting, but not to have it included in the Company’s Proxy Statement for the meeting. If notice of the proposal is not received by the Company at the above address by April 25, 2008, then the proposal will be deemed untimely under Rule 14a-4(e) under the Securities and Exchange Act of 1934, and the Company will have the right to exercise discretionary voting authority with respect to the proposal.

Stockholders wishing to bring proposals before the 2008 Annual Meeting must also comply with Section 1.9 of the Company’s Bylaws, which requires certain information to be provided in connection with the submission of stockholder proposals and sets forth certain requirements in regard thereto. Any Stockholder who wishes to communicate with the Board of Directors or any individual director can write to Big Dog Holdings, Inc., Corporate Secretary/Board Administration, 121 Gray Avenue, Santa Barbara California 93101.

Anthony J. Wall
Executive Vice President,
General Counsel and Secretary

PROXY	BIG DOG HOLDINGS, INC.	PROXY
Annual Meeting of Shareholders, July 10, 2007 This Proxy is Solicited on Behalf of the Board of Directors of Big Dog Holdings, Inc.

MAIL

•	Mark, sign and date your proxy card.
•	Detach your proxy card.
•	Return your proxy card in the postage paid envelope provided.

DETACH PROXY CARD HERE

I hereby appoint Andrew D. Feshbach and Anthony J. Wall, and each of them or either of them, with full power to act without the other and with full power of substitution, my true and lawful attorneys and proxies, to vote all of the shares of common stock of Big Dog Holdings, Inc. (the “Company”) which undersigned may be entitled to vote and to act for me in my name, place and stead at the Annual Meeting of Stockholders of the Company to be held at Westlake Village, California on July 10, 2007 at 11:00 a.m. local time, and any adjournments or postponements thereof, for the purposes of considering and voting upon the following:

1. ELECTION OF DIRECTORS	☐	FOR all the nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS for all nominees listed below

Nominees: 01 Skip R. Coomber, III, 02 Steven C. Good

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space provided below.)
EXCEPTIONS

2. APPROVAL OF NET SHARE SETTLEMENT FEATURE IN CONNECTION WITH POTENTIAL CONVERSION OF 8.375% CONVERTIBLE NOTES DUE 2012

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. APPROVAL OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE 2007 FISCAL YEAR.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. OTHER BUSINESS:
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Dated:	, 2007

Signature

Signature